Exhibit 1.1

ARLINGTON ASSET INVESTMENT CORP.

135,000 Shares of 7.00% Series B Preferred Stock

Liquidation Preference: $25.00 per Share

UNDERWRITING AGREEMENT

May 5, 2017

JonesTrading Institutional Services LLC

c/o JonesTrading Institutional Services LLC

757 3rd Avenue

New York, New York 10017

Ladies and Gentlemen:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), proposes to issue and sell, subject to the conditions hereinafter stated, to JonesTrading Institutional Services LLC (the “Underwriter”), on a best efforts basis, an aggregate of 135,000 shares (the “Securities”) of its 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series B Preferred Stock”), a series of the Company’s preferred stock (the “Preferred Stock”). The Company understands that the Underwriter proposes to make, on a best efforts basis, a public offering (the “Offering”) of the Securities as soon as the Underwriter deems advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-215384) (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. The Shelf Registration Statement has been declared effective by the Commission. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the “Registration Statement.” The Shelf Registration Statement originally became effective on February 17, 2017 (the “Original Registration Statement”). Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The Shelf Registration Statement includes a prospectus dated February 17, 2017 (the “Base Prospectus”). Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to, in the case of the Preliminary Prospectus, the Time of Sale (defined below) and, in the case of the Prospectus, prior to the termination of this offering, and any document that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

(b) The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information in connection with the Registration Statement or the transactions contemplated hereunder. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. As used herein, the phrase “to the knowledge of the Company” and similar phrases means such knowledge after due inquiry.

(c) The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(d) Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as defined below), and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act. Each part of the Registration Statement at the time such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(e) Neither (A) any Issuer General-Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule I attached hereto, the pricing and other information set forth on Schedule II attached hereto and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof. As used in this paragraph and elsewhere in this Agreement:

(i) “Time of Sale” means 8:30 a.m. (New York time) on the date of this Agreement.

(ii) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (1) is required to be filed with the Commission by the Company, (2) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or (3) is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv) “Issuer General-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act), as evidenced by its being specified in Schedule I attached hereto.

(v) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General-Use Free Writing Prospectus.

(f) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as prescribed in Section 11 hereof, when taken together with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished in writing to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(B)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(g) The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter and listed in Schedule I attached hereto or the Registration Statement.

(h) PricewaterhouseCoopers LLP (“PwC”), whose report appears in the Registration Statement, and is included in the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, PwC has not during the periods covered by the financial statements included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act. The financial statements and schedules (including the related notes) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles as applied in the United States on a consistent basis (“GAAP”) throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth or incorporated by reference in the Preliminary Prospectus and the Prospectus under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, in all material respects, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(i) Each of the Company and each “significant subsidiary” (as that term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and the Subsidiaries is in possession of and operating in compliance with all necessary authorizations, licenses, permits, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, license, permit, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(j) The capitalization of the Company is as set forth under the caption “Capitalization” in the Time of Sale Disclosure Package and Prospectus, and the Series B Preferred Stock conforms to the description thereof contained under the captions “Description of Series B Preferred Stock” and “Description of Capital Stock” in the Time of Sale Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized and validly issued and are, in the case of any Subsidiary that is a corporation, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended, or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound other than those described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the offering or sale of the Securities as contemplated by this

Agreement, give rise to any rights for or relating to the registration of any shares of Series B Preferred Stock or other securities. All of the outstanding limited liability company or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company or other equity interests of any Subsidiary other than those described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(k) Since December 31, 2016, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and Prospectus or otherwise disclosed to the Underwriter in writing, (A) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; (B) there has not been any Material Adverse Effect nor any development or event that could reasonably be expected to have a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby, including compliance by the Company with the provisions of the articles of amendment setting forth the rights and preferences of the Series B Preferred Stock (the “Articles of Amendment”) result in a violation of, or constitute a default under, (A) the Amended and Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws, as amended, of the Company or the organizational documents of any of the Subsidiaries, (B) any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, or (C) any law, statute, ordinance, rule, administrative regulation, decree, ruling or order of any court, or any governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their properties, except in the case of clauses (B) and (C) for such violation or default which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby by the Company will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries, except for such liens, charges, claims or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Underwriter, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. The Articles of Amendment have been duly authorized, executed and delivered by the Company.

(n) The Securities to be purchased by the Underwriter from the Company have been duly authorized and, when issued and duly delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(o) Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have good title to all personal property, if any, owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions (A) as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(p) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, which would materially and adversely affect the consummation of the transactions contemplated by this Agreement or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus.

(q) The Company and the Subsidiaries have filed all material federal, state and foreign income tax returns, and all such tax returns are complete and correct in all material respects, and the Company and the Subsidiaries have not failed to pay any material taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or the Subsidiaries. Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, there is currently no material limitation on the utilization of net operating loss carryforwards, capital loss carryforwards, built-in losses, tax credits or similar items of the Company or any of its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder and comparable provisions of state, local or foreign Law.

(r) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(s) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

(t) The Company maintains insurance of the types and in the amounts as are, in the reasonable opinion of management, adequate for its business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(u) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employees or agents of the Company or any of the Subsidiaries, has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Time of Sale Disclosure Package or the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w) The Series B Preferred Stock will be registered under Section 12(b) of the Exchange Act and the Company has applied, or will apply promptly following the execution and delivery by the parties of this Agreement, for approval for the listing of the Securities on the New York Stock Exchange (the “NYSE”) and will use its commercially reasonable best efforts to obtain the approval of the NYSE of such listing, subject to official notice of issuance, prior to the Closing Date.

(x) The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the applicable rules and regulations promulgated in connection therewith.

(y) No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Articles of Amendment in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before the Closing Date, under the Securities Act and such as may be required by the NYSE, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction or those approvals as are expected to be obtained in connection with the approval of the listing of the Securities on the NYSE and the acceptance of record of the Articles of Amendment by the Commonwealth of Virginia State Corporation Commission (the “SCC”) upon the filing thereof.

(z) The Company has full corporate power and authority to enter into the transactions contemplated by this Agreement and to enter into the Articles of Amendment.

(aa) No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(bb) The Company or the Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property Rights. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company’s or any Subsidiaries’ use of the Intellectual Property Rights infringes, misappropriates or otherwise violates any intellectual property rights of others.

(cc) To the knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect, no third party has alleged any breach by the Company or any Subsidiary of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and the Company is unaware of any facts that would form a reasonable basis for such a claim. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been or is currently involved in any disputes regarding the Licenses.

(dd) The Company’s operating policies described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

(ee) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Time of Sale Disclosure Package and the Prospectus that have not been so described.

(ff) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(gg) The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability. Neither the Company, nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

(hh) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

(ii) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the USA PATRIOT ACT, as amended, the Bank Secrecy Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company or any Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of the Subsidiaries is (A) currently the subject of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in the country or territory that is the subject of Sanctions.

(kk) The statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were obtained or derived from publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believed to be reliable and accurate as of the respective dates that such data were first included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(ll) All “non-GAAP financial measures” (as defined in the Securities Act) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K promulgated under the Securities Act.

(mm) To the knowledge of the Company, no director, officer or other key employee of the Company or its Subsidiaries named in the Time of Sale Disclosure Package intends to terminate his or her affiliation with the Company or its Subsidiaries during the next 60 days. None of the directors, officers or other key employees of the Company named in the Time of Sale Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Time of Sale Disclosure Package.

(nn) The Company has not offered, or caused the Underwriter to offer, the Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company.

(oo) Neither the Company, nor, to the Company’s knowledge, any affiliate of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

(pp) Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company of the Underwriter with respect to the sale of the Securities hereunder or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Underwriter’s compensation in connection with the Offering, as determined by FINRA.

(qq) Except with respect to the Underwriter in connection with the Offering, or as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

(rr) The Articles of Amendment designating the rights and preferences of the Series B Preferred Stock will be in full force and effect on or prior to the Closing Date and have been filed with the SCC and will comply with applicable legal requirements. The terms of the Series B Preferred Stock will conform in all material respects to all statements relating thereto contained in the Prospectus and such description will conform in all material respects to the rights set forth in the Articles of Amendment.

(ss) Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Series B Preferred Stock to facilitate the sale or resale of the Securities.

Any certificate signed by an officer of the Company and delivered to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Representations and Warranties of the Underwriter. The Underwriter represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (A) any Issuer Free Writing Prospectus or (B) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(b) It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

3. Purchase of the Securities by the Underwriter.

(a) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the public through the Underwriter, acting as agent, and the Underwriter agrees to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement. The Underwriter shall offer and sell the Securities on behalf of the Company, on a best efforts basis, to both retail and institutional investors upon the terms and conditions set forth herein. The Company recognizes that “best efforts” does not ensure that the offering will be consummated. It is understood and agreed that the Underwriter shall not and is under no obligation to purchase any Securities for its own account and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriter and the Company. The Underwriter agrees to offer the Securities to the public as set forth in the Prospectus.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to sell any Securities hereunder unless, upon issuance, the Securities shall have (i) at least 100 beneficial holders in the United States, (ii) at least 100,000 publicly held shares in the United States, and (iii) an aggregate market value of publicly-held shares of at least $2 million in the United States, such that the Securities would be eligible for listing on the NYSE. The Underwriter shall endeavor to offer and sell the Securities on behalf of the Company, on a best efforts basis, to both retail and institutional investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth herein.

(c) Subject to the provisions of this Agreement, as compensation for the services rendered, at the Closing Time (as defined below), the Company shall cause to be paid to the Underwriter by wire transfer of immediately available funds to one or more accounts designated by the Underwriter, an aggregate amount equal to 3.15% of the gross proceeds received by the Company for the sale of the Securities. The Underwriter agrees that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriter shall be entitled to receive in connection with the Offering contemplated hereby.

(d) The purchase price for each of the Securities shall be $24.00 per share, and the Securities shall each have a liquidation preference of $25.00 per share.

(e) The Underwriter may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the 1934 Act and under the laws of any states in which the Offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on its behalf in connection with the Offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriter deems appropriate; provided, however, that the Company will only be obligated to pay the Underwriter, in accordance with the terms of this Agreement, for services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

(f) Subject to the provisions of this Agreement and the performance by the Company of its obligations to be performed hereunder, the Underwriter agree to offer and sell the Securities for the Company on a best efforts basis. The Company recognizes that “best efforts” does not assure that the Offering will be consummated. It is understood and agreed that the Underwriter shall not and is under no obligation to purchase any Securities for its own accounts and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriter and the Company.

(h) The Underwriter hereby (i) represents and warrants that it is a member in good standing of FINRA and is duly registered as a broker-dealer under the 1934 Act and under the laws of any states in which the Offering is conducted, and (ii) covenants and agrees that it shall comply with all applicable laws, rules and regulations in connection with the Offering, including without limitation, Rule 10b-9 and Rule 15c2-4 under the 1934 Act.

4. Delivery of and Payment for Securities. Delivery of certificates for the Securities (or evidence of Securities in book entry form) to be purchased by the Underwriter from the Company against payments for such securities and payment of the purchase price for the Securities shall be made at the offices of Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 (or such other place as mutually may be agreed upon) at 10:00 a.m. on the fifth full Business Day following the date hereof or, if the pricing of the Securities occurs after 4:30 p.m., New York City time, on the sixth full Business Day thereafter, or at such other date as shall be determined by the Underwriter and the Company (the “Closing Date”).

Delivery of certificates for the Securities (or evidence of Securities in book entry form) shall be made through the facilities of the Depository Trust Company by or on behalf of the Company to the Underwriter, for the account of the Underwriter, of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. Certificates for the Securities shall be registered in such names and denominations as the Underwriter shall have requested at least two full Business Days prior to the applicable Closing Date and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Underwriter at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

5. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, that the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including the Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b) During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) when the Registration Statement, if not effective at the date and time this Agreement is executed and delivered to the parties, shall have become effective, (B) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement or the Offering, (C) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (D) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Securities from any securities exchange upon which it is then listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) (A) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriter, at its own expense, amendments or supplements to the Time of Sale Disclosure Package, and to furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request, so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; and (B) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriter, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, and to furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request, so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with applicable law.

(d) The Company agrees that, until the Closing Date, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule I attached hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

(e) The Company shall furnish to the Underwriter upon request, from time to time and without charge, copies of the Registration Statement (of which a maximum of three shall be signed) and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(f) The Company shall take or cause to be taken all necessary action and furnish to whomever the Underwriter may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Underwriter shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h) Except for the issuance of the Securities to be sold hereunder, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld in the sole discretion of the Underwriter, directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, file or cause to be filed a registration statement, including any amendments, with respect to the registration of, or otherwise dispose of any depository shares or shares of preferred stock, options or warrants to acquire shares of preferred stock, or securities exchangeable or exercisable for or convertible into shares of preferred stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the end of the sixtieth (60th) day after the date of the Prospectus (the “Lock-Up Period”).

(i) The Company shall maintain, at its expense, a registrar and transfer agent for the Series B Preferred Stock.

(j) The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(k) The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.

(l) The Company will use its best efforts to cause the Shares to be listed on the NYSE within the time period specified in the Prospectus and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

(m) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, provided that the Company may bid for and purchase its common stock in accordance with Regulation M and Rule 10b-18 under the Exchange Act.

(n) During the period of five (5) years hereafter, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(o) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 1(y) hereof, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(p) On or after the date of this Agreement and prior to the first date of purchase, the Company will use its best efforts to: (i) file the Articles of Amendment with the SCC, which Articles of Amendment will be in full force and effect upon the acceptance of record thereof by the SCC; (ii) list the Securities for trading on the NYSE within the time period specified in the Time of Sale Disclosure Package; and (iii) cause the Series B Preferred Stock to be registered under the Exchange Act.

(q) The Company will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by the Underwriter and attached as Schedule II hereto, and to file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act within the time required by such Rule.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, at and as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Underwriter shall approve, and all filings required by Rules 424, 430A, 430B, 430C and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied to the Underwriter’s satisfaction.

(b) On each Closing Date, the Underwriter shall have received the favorable opinions of Hunton & Williams LLP, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibits A-1 and A-2 attached hereto.

(c) On each Closing Date, the Underwriter shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriter, dated as of such Closing Date, in form and substance satisfactory to the Underwriter.

(d) There shall have been furnished to the Underwriter a certificate of the Company, dated as of each Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(A) The representations and warranties of the Company in this Agreement, are true and correct, as if made at and as of such Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date);

(B) The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in each case with respect to the Offering, at or prior to such Closing Date;

(C) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to its knowledge, contemplated by the Commission; and

(D) Any and all filings required of the Company by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made.

(e) On the date hereof, and on each Closing Date, the Underwriter shall have received from PwC, a letter dated the date hereof, and dated each Closing Date, as the case may be, addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Accounting Standard 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(f) Since the date of the Prospectus, there has not been a Material Adverse Effect.

(g) On or before each Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(h) The Company shall have executed and delivered the Articles of Amendment.

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, the Company shall have (i) filed the Articles of Amendment with the SCC, (ii) submitted an application to the NYSE to list the Securities on the NYSE and (iii) filed with the Commission a registration statement on Form 8-A covering the registration of the Series B Preferred Stock under the Exchange Act.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and to counsel for the Underwriter. The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation), which the Underwriter, controlling person, director, officer, employee or agent may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (C) any omission or alleged omission from the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus; and the Company agrees to reimburse the Underwriter or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Underwriter or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its affiliates and employees, and their respective directors, officers that signed the Registration Statement, and any other person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the Preliminary Prospectus, any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein; and to reimburse the Company and any such person for any legal and other expense reasonably incurred by the Company or any such person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (B) if (but only if) the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same respective proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriter, on the other hand. The relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities, damages or claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company, on the one hand, and the Underwriter, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(A) and, if applicable (B), above. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the underwriter’s directors, officers, employees, and agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

8. Effective Time and Termination.

(a) This Agreement shall become effective at the date and time this Agreement is executed and delivered to the parties hereto. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to the Underwriter, or by the Underwriter by giving notice as hereinafter provided to the Company, except that the provisions of Sections 5(o) and 7 hereof shall at all times be effective. For the purpose of this Section 8, the Securities shall be deemed to have been released for sale to the public upon release by the Underwriter of an electronic communication authorizing commencement of the offering of the Securities for sale by the Underwriter or other securities dealers.

(b) Until the Closing Date, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company, if (A) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by the Underwriter; (B) any other condition of the obligations of the Underwriter hereunder is not fulfilled; (C) trading in securities generally on the NYSE or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (D) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (E) a general banking moratorium shall have been declared by federal or New York authorities; (F) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (G) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Underwriter’s judgment, makes it inadvisable to proceed with the delivery of the Securities; or (H) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency shall have occurred if, in the Underwriter’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Underwriter, except as otherwise provided in Sections 5 and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

9. Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties and agreements of the Company and the Underwriter herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any affiliate or selling agent thereof, or any person controlling an Underwriter, any officers or directors of an Underwriter or any of the Company’s officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities.

10. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Company’s equity securities.

11. Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Underwriter:	JonesTrading Institutional Services LLC 32133 Lindero Canyon Road Suite 208 Westlake Village, CA 91361 Facsimile: (781) 416-2899 Attention: Steve Chmielewski, Esq.

with a copy to:	Vinson & Elkins L.L.P. 2200 Pennsylvania Avenue NW Suite 500 West Washington, DC 20037 Attention: S. Gregory Cope, Esq. Facsimile: (202) 879-8916

If to the Company:	Arlington Asset Investment Corp. 1001 Nineteenth Street North Arlington, VA 22209 Attention: J. Rock Tonkel, Jr. Facsimile: (703) 373-0680

with a copy to:	Hunton & Williams LLP 2200 Pennsylvania Ave NW Washington, DC 20037 Attention: Robert K. Smith, Esq. Facsimile: (202) 862-3614

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

12. Information Furnished by Underwriter. The statements set forth under the caption “Underwriting” in the table concerning the name of the Underwriter and in the paragraphs concerning sales by the Underwriter to the public at the offering price and to dealers at such price less a concession in thee Time of Sale Disclosure Package and the Prospectus constitute the only written information furnished by or on behalf of the Underwriter referred to in paragraphs (c), (d), (e) and (f) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

13. Parties. This Agreement is made solely for the benefit of the Underwriter, the Company, any officer, director, employee, agent or controlling person referred to in Section 7 hereof, and their respective successors and assigns or heirs and legal representatives, as applicable, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from the Underwriter merely by reason of such purchase.

14. Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the NYSE is open for trading.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be permitted to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriter has been retained solely to act as the underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19. Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows.]

Please confirm, by signing and returning to us six (6) counterparts of this Agreement, that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours,

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Richard Konzmann
Name:	Richard Konzmann
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Confirmed and accepted as of the date first above mentioned:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Steven A. Chmielewski
Name:	Steven A. Chmielewski
Title:	COO, General Counsel

Signature Page to Underwriting Agreement

SCHEDULE I

Issuer General-Use Free Writing Prospectus

1. Pricing Term Sheet on Schedule II

Schedule I

SCHEDULE II

Pricing Term Sheet

Filed Pursuant to Rule 433 of the Securities Act of 1933

Issuer Free Writing Prospectus dated May 5, 2017

Relating to Preliminary Prospectus Supplement dated May 1, 2017

Registration No. 333-215384

Final Pricing Term Sheet

May 5, 2017

Issuer:	Arlington Asset Investment Corp.

Securities Offered:	7.00% Series B Cumulative Perpetual Redeemable Preferred Stock

Shares Offered:	135,000 shares

Trade Date:	May 5, 2017

Settlement and Delivery Date:	May 12, 2017 (T + 5)

Public Offering Price:	$24.00 per share with a $25.00 liquidation preference per share; $3,375,000 in aggregate liquidation preference

Underwriting Discount:	$0.756 per share

Net Proceeds to the Issuer, Before Expenses:	$23.244 per share

Dividend Rate:	7.00% per annum of the $25.00 liquidation preference ($1.75 per annum per share)

Dividend Payment Date:	Quarterly cumulative dividends, in arrears, on the 30th day of each December, March, June and September, when and as declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. The first dividend will be payable on June 30, 2017 in the amount of $0.238 per share and will be paid to the persons who are the holders of record of the Series B Preferred Stock on the corresponding dividend record date fixed by the board of directors.

Dividend Record Date:	The date no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors.

Liquidation Preference:	$25.00 per share

Optional Redemption Date:	May 12, 2022

Mandatory Redemption:	Following a Change of Control the Company will redeem the Series B Preferred Stock, in whole but not in part, on the effective date of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date.

Schedule II

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•     the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•     following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.

No Conversion Rights:	The Series B Preferred Stock is not convertible into or exchangeable for any of the Company’s other securities or property.

Proposed New York Stock Exchange Listing Symbol:	AI PrB

CUSIP:	041356 601

ISIN:	US0413566011

The issuer has filed a registration statement (including a base prospectus dated February 17, 2017) and a preliminary prospectus supplement, dated May 1, 2017 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from JonesTrading Institutional Services LLC by calling toll-free 800-423-5933 or by email at syndicate@jonestrading.com.